Exhibit 10.12

                       LICENSE AND CO-MARKETING AGREEMENT

      THIS LICENSE AND CO-MARKETING AGREEMENT (the "Agreement") is made as of November 11, 2004, by and among Sales Lead Management, Inc., a New York corporation having offices located at 145 Pinelawn Road, Suite LL-100, Melville, New York 11747 ("Sales Lead"), SLM HOLDINGS, INC., a Delaware corporation having offices located at 145 Pinelawn Road, Suite LL-100, Melville, New York 11747 ("SLM Holdings," and together with Sales Lead referred to hereinafter as "SLM") and GUNN ALLEN FINANCIAL CORP., a Florida corporation having offices located at 1715 Westshore Boulevard, Suite 700, Tampa, Florida 33607 ("GAF").

                                   WITNESSETH:

      WHEREAS, SLM is the owner of certain products and technology known as The Broker's e-Vantage(TM) Sales Lead Management System, which is designed to assist securities brokers/dealers in managing their sales prospects via the Internet and to assist them in increasing the proportion of their sales leads that are converted to actual sales (the "System"); and

      WHEREAS, GAF is a broker/dealer with a large network of branches and Offices of Supervisory Jurisdiction (the "GAP Network"); and

      WHEREAS, GAF desires to acquire from SLM, and SLM desires to grant to GAF, a non-exclusive and non-transferable license to access and utilize the System in its main office, upon the terms and conditions set forth in this Agreement; and

      WHEREAS, upon the terms and conditions set forth herein, GAF desires to promote, market and endorse the System to all of its registered representatives in the GAF Network; and

      WHEREAS, SLM and GAF will co-market all of the SLM Lead Products to the Users (as defined below).

      NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

      1.    LICENSE.

            (a) Subject to the terms and conditions set forth in this Agreement and so long as GAF is not in breach of any of the terms contained in this Agreement, SLM hereby grants to GAF, and GAF agrees to accept, a non-exclusive, non-transferable, revocable license (the "License"):

                  (i) To use and access the System by GAF registered representatives in the GAF office located in Tampa, Florida, solely for the use and operation of GAF's business;

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                  (ii)  To promote, market and endorse the System to its
registered representatives in the GAF Network: and

                  (iii) To co-market all of SLM's Lead Product offerings to Users (as defined in Section 2(c)).

            The License shall commence on the date hereof (the "Effective Date") and shall terminate in accordance with the provisions of this Agreement.

      2.    INSTALLATION AND TRAINING.

            (a) Upon the execution of this Agreement, SLM shall make arrangements with GAF for SLM personnel (the "Implementation Team") to travel to GAF's corporate office in Tampa, Florida in order to perform any desktop installations and adjustments necessary for GAF to access and use the System. At this time, the Implementation Team shall also provide (i) GAF administrative and key compliance staff members with a presentation highlighting the benefits and features of the System and (ii) tutorials for each new User of the System.

            (b) GAF acknowledges that the access and use of the System depends on GAF's provision of the appropriate hardware and software as set forth herein, or such other hardware or software as SLM may require from time to time (collectively, the "Operating Environment"). GAF shall be responsible for (i) all fees imposed by a telephone or Internet service provider in connection with its use of the System and (ii) the cost of procuring and maintaining the Operating Environment. GAF agrees that GAF will utilize a reputable antivirus software program on GAF's equipment and that GAF will update such antivirus software periodically in accordance with a commercially reasonable schedule.

            (c) In connection with the initial set-up and training, GAF hereby agrees to pay an initial fee of Two Hundred ($200.00) per User (the "Set-up Fee") which shall entitle each User to the services set forth on Exhibit A annexed hereto. For the purposes of this Agreement, the term "User" shall be defined as a registered representative of GAF or of the GAF Network with whom SLM contracts for the use of the System and the provision of certain services by SLM.

      3.    PROMOTION AND USE OF THE SYSTEM.

            (a) During the Term (as defined in Section 8(a)), GAF agrees to use its best efforts to promote, market and endorse the System throughout the GAF Network.

            (b) In addition to GAF's payment of the Set-up Fee, each GAF registered representative who desires to access and use the System shall pay the Monthly System Fee (as defined in Section 3(d)). Contemporaneously with the execution and delivery of this Agreement, GAF shall execute and deliver to SLM a master user agreement on behalf of GAF and all of the Users, a copy of which is annexed hereto as Exhibit B (the "Master User Agreement").

            (c) In consideration for the access and use of the System, GAF hereby agrees

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to pay to SLM, for each User, an amount equal to Fifty ($50.00) Dollars per month (the "GAF Fee"). The GAF Fee shall be due and payable to SLM within fifteen (15) days of the invoice date. Late payments will incur a charge of 1.5% per month, but in any event shall not exceed the maximum amount allowed by law.

            (d) GAF hereby agrees to charge each User One Hundred and Fifty ($ 150.00) Dollars per month (the "Monthly System Fee"), of which Fifty ($50.00) Dollars shall be offered to the owners/operators of the branches and Offices of Supervisory Jurisdiction throughout the GAF Network as an inducement to generate Users.

      4. SLM DIALER UPGRADE. Certain other functions of the System and related products and services are and will be made available by SLM to GAF and the Users, including an SLM-Dialer VOIP Auto Dial Feature/Softone and Telebock(TM) license (the "SLM Dialer Upgrade"). The parties hereto anticipate that the SLM Dialer Upgrade shall be available on or about January 1, 2005. At the time the SLM Dialer Upgrade becomes available for use by SLM's customers, SLM and GAF shall promote and market the SLM Dialer Upgrade to all Users and, for each User that subscribes to the upgrade, GAF agrees to pay an initial Softphone licensing fee of One Hundred ($100.00) per User plus any monthly fees in connection with local, long distance and international phone service provided by SLM or its third party provider.

      5.    CO-MARKETING OF LEADS.

            (a) During the Term (as defined in Section 8(a)), GAF agrees to use its best efforts to promote, market and sell all of the SLM lead product offerings (each a "Lead" and collectively, the "Leads") throughout the GAF Network.

            (b) For all Leads sold to any User or as a direct result of an introduction by GAF, SLM shall pay to GAF a commission equal to $.01 per Lead (the "Lead Commission"). The Lead Commission shall be paid to GAF on a monthly basis within fifteen (15) days following the completion of the calendar month in which the Lead Commission was earned. The amount of Lead Commission which has accrued may be viewed at any time by GAF via an electronic interface maintained by SLM.

            (c) In consideration for GAF's co-marketing efforts hereunder, SLM Holdings hereby agrees to grant to GAF an option to purchase up to 25,000,000 shares of SLM Holdings' common stock, at an exercise price of Twenty ($0.20) Cents per share (the "Option"), such Option to be in substantially the form annexed hereto as Exhibit C. The Option shall be delivered contemporaneously with the execution of this Agreement, but may be cancelled or modified by SLM Holdings, in its sole discretion, at any time, prior to December 31, 2005 in accordance with its terms. In addition, in consideration of the Option and all other rights set forth in this Agreement, GAF hereby agrees that, upon the exercise of the Option, GAF shall execute and deliver to SLM Holdings an irrevocable proxy with respect to the voting rights of the common stock underlying the Option.

            (d) The parties hereto acknowledge that SLM may develop certain service packages with respect to the System (i.e., silver, gold and platinum) and, at such time, the parties

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hereby agree that they shall negotiate, in good faith, a fee sharing arrangement for their promotion and sale similar to that which is set forth herein.

      6.    PROPRIETARY RIGHTS.

            (a) Except for the limited license to use the System set forth herein, SLM (and/or any third party providers of any components of, or integration for, the System, as applicable) shall own all worldwide right, title and interest in and to any applications made available hereunder, the System, and to any modifications, updates, upgrades, copies, derivative works, augmentations or customizations of the applications or the System, whether created by the GAF or at GAF's suggestion or request, or otherwise, including all worldwide intellectual property rights to the same, including, without limitation, all United States and worldwide patents, patent applications, copyrights, trademarks, service marks, trade secrets, rights of publicity and other proprietary rights (collectively, the "SLM Proprietary Rights"). The parties agree that in no way shall the provisions of this Agreement transfer or constitute an agreement to transfer the System or the developments, updates and improvements thereto. GAF hereby assigns to SLM any and all right, title and interest that may be conferred upon GAF in any SLM Proprietary Rights. GAF will execute such documents as may be deemed reasonably necessary to effect such assignment. All rights not expressly granted to GAF herein are reserved to SLM (and/or any third party providers of any components of, or integration for, the System, as applicable).

            (b) GAF shall not, and shall not permit its employees, Users or any other person to: (i) copy or duplicate the System or any part thereof; (ii) create a source program and/or object program or code associated with any software component of the System; or (iii) modify, translate, reverse engineer, decompile, disassemble, create derivative works based on, the System.

      7.    REPRESENTATIONS, WARRANTIES AND COVENANTS.

            (a) REPRESENTATIONS, WARRANTIES AND COVENANTS OF SLM. SLM hereby represents, warrants and covenants the following:

                  (i) SLM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full right, power and authority to enter into and perform its obligations under this Agreement.

                  (ii) The execution, delivery and performance of this Agreement does not conflict with, violate or breach with any agreement to which SLM is a party and constitutes the legal, valid and binding obligation of SLM enforceable against SLM in accordance with its terms.

            (b) REPRESENTATIONS, WARRANTIES AND COVENANTS OF GAF. GAF hereby represents, warrants and covenants the following:

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                  (i)   GAF is a corporation duly organized, validly existing
and in good standing under the laws of the State of Florida, with full right, power and authority to enter into and perform this Agreement.

                  (ii) The execution, delivery and performance of this Agreement does not conflict with, violate or breach any agreement to which GAF is a party and constitutes the legal, valid and binding obligation of GAF enforceable against GAF in accordance with its terms.

                  (iii) GAF will not use the System for any purpose which is improper or which violates this Agreement or any federal, state, provincial or local law, rule or regulation.

                  (iv) Any advertising, marketing, promotional material or other material (whether in print, electronically or otherwise) used to promote the System or the Leads that is published or distributed by GAF and/or contains any SLM trademarks (the "Materials") must be approved in advance by SLM in writing. GAF shall cause all Materials to be delivered or made available to SLM for review, comment, and approval or disapproval. GAF shall not publish or distribute any Materials without the prior written approval of SLM, which approval shall not be unreasonably withheld. If, within ten (10) business days of receipt by SLM of such Materials for approval, SLM has not notified GAF of disapproval, such Materials shall be deemed approved. GAF may not amend, modify, or alter Materials as they appear in the version delivered for pre-approval after they have been approved by SLM, except with the explicit written approval of SLM.

      8.    TERM AND TERMINATION.

            (a) This Agreement shall commence as of the date first written above and continue for a period of two (2) years (the "Term"), unless terminated sooner in accordance with this Agreement. This Agreement will automatically renew at the end of the Term for additional one (1) year periods (each an additional Term unless one of the parties notifies the other, in writing, sixty
(60) days prior to the end of the Term or any additional Term of its intention not to renew).

            (b) Notwithstanding the foregoing, either party may terminate this Agreement upon a material breach of the terms of this Agreement by the other party, which breach remains uncured following thirty (30) days written notice of such breach to the other party.

            (c) The termination of this Agreement will not relieve either party of any obligation it may have to the other party hereto incurred under this Agreement prior to the effective date of termination.

            (d) Within three (3) days following the termination of this Agreement, by either party, GAF shall (i) return any materials containing SLM Proprietary Rights and any copies or derivatives thereof to SLM; (ii) permanently disable any means GAF may have of accessing the System to SLM; and
(iii) certify the completion of such steps in writing to SLM.

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      9.    CONFIDENTIALITY.

            (a) GAF shall permit access to the System only by its Users and its employees who have a need to know in connection with the License rights granted pursuant to this Agreement. GAF shall not sell, transfer, publish, disclose, display or otherwise make available any portion of the System to others or permit others to access the System, without the prior written consent of SLM. GAF agrees to secure and protect the System in a manner consistent with the maintenance of SLM's rights therein, and in accordance with the terms of this Agreement, and to take appropriate action by instruction or agreement with the Users and its employees who are permitted access to the System to satisfy its obligations hereunder. GAF shall cooperate with and assist SLM in identifying and preventing any unauthorized use, copying or disclosure of the System. Without limitation of the foregoing, GAF shall advise SLM immediately in the event GAF learns or has reason to believe that any person has violated or intends to violate the confidentiality of the System or the proprietary rights of SLM, and GAF will, at GAF's expense, cooperate with SLM in seeking injunctive or other equitable relief in the name of, at SLM's sole discretion, either GAF or SLM, against any such person. GAF agrees to maintain the confidentiality of the System using not less than the same degree of care as GAF uses to maintain the confidentiality of GAF's own most confidential information, but in no event, less than reasonable care. GAF acknowledges that the disclosure of any aspect of the System, or any other confidential information referred to herein, or any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to SLM inadequately compensable in damages at law, and SLM shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing confidentiality undertakings (without the posting of any bond), in addition to any other legal remedies which may be available and GAF hereby consents to the obtaining of such injunctive relief.

            (b) SLM agrees to maintain the confidentiality of GAF's confidential information using not less than the same degree of care as SLM uses to maintain the confidentiality of SLM's own most confidential information, but in no event, less than reasonable care. SLM acknowledges that the disclosure of any of GAF's confidential information referred to herein, or any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to GAF inadequately compensable in damages at law, and GAF shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing confidentiality undertakings (without the posting of any bond), in addition to any other legal remedies which may be available and SLM hereby consents to the obtaining of such injunctive relief.

      10.   INDEMNIFICATION.

            (a) SLM shall, at all times, during and after the Term of this Agreement, be responsible for, and shall defend, indemnify and hold GAF, its officers, directors, affiliates and shareholders harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries and damages, including reasonable attorneys' fees, arising out of the performance of this Agreement, to the extent such liability results from the negligence or willful misconduct of SLM, or any breach of any representation or warranty given herein by SLM; provided that (i)

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GAF shall give SLM prompt notice of any such claim or lawsuit, and (ii) GAF shall have the right to compromise, settle, or defend such claim or lawsuit at GAF's sole cost and expense.

            (b) GAF shall, at all times, during and after the Term of this Agreement, be responsible for, and shall defend, indemnify and hold SLM, its officers, directors, affiliates and shareholders harmless from and against any and all losses, claims, suits, proceedings, expenses, recoveries and damages, including reasonable attorneys' fees, arising out of the performance of this Agreement, to the extent such liability results from the negligence or willful misconduct of GAF, or any breach of any representation or warranty given herein by GAF; provided that (i) SLM shall give GAF prompt notice of any such claim or lawsuit, and (ii) SLM shall have the right to compromise, settle, or defend such claim or lawsuit at SLM' sole cost and expense.

      11.   WARRANTY.

            (a) SLM warrants that the System will be free of material defects and will operate substantially in accordance with the specifications contained in the Master User Agreement. GAF shall promptly notify SLM of any defects or errors in the System. If the System is found to be defective, SLM's sole obligation under this warranty is to remedy such defect free of charge within a reasonable time following such notification by GAF.

            (b) THE ABOVE IS A LIMITED WARRANTY AND IS THE ONLY WARRANTY MADE BY SLM HEREUNDER. SLM EXPRESSLY DISCLAIMS, AND GAF HEREBY EXPRESSLY WAIVES, ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF TITLE, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTIES AS TO ANY RESULTS TO BE OBTAINED FROM ANY USE OF THE SOFTWARE OR INFORMATION DERIVED THEREFROM.

            (c) The Parties understand that GAF may use its own or certain third-party software or equipment in conjunction with the Software. SLM MAKES NO WARRANTIES OR REPRESENTATIONS, EXPRESS OR IMPLIED, AS TO THE QUALITY, CAPABILITIES, OPERATIONS, PERFORMANCE OR SUITABILITY OF THIRD-PARTY SOFTWARE OR EQUIPMENT, INCLUDING THE ABILITY TO INTEGRATE SAME WITH THE SYSTEM. THE QUALITY, CAPABILITIES, OPERATIONS, PERFORMANCE AND SUITABILITY OF ITS OWN OR THIRD-PARTY SOFTWARE OR EQUIPMENT LIE SOLELY WITH GAF AND THE VENDOR OR SUPPLIER OF SUCH THIRD-PARTY SOFTWARE OR EQUIPMENT, AS THE CASE MAY BE.

      12.   LIMITATION OF LIABILITY.

            (a) SLM SHALL HAVE NO LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES EVEN IN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION OR CLAIMS IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION TO BREACH OF CONTRACT,

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BREACH OF WARRANTY, INDEMNITY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION,
AND OTHER TORTS. BOTH PARTIES UNDERSTAND AND AGREE THAT THE REMEDIES, EXCLUSIONS AND LIMITATIONS HEREIN ALLOCATE THE RISKS OF PRODUCT AND SERVICE NON-CONFORMITY BETWEEN THE PARTIES AS AUTHORIZED BY THE UNIFORM COMMERCIAL CODE AND/OR OTHER APPLICABLE LAWS. THE LICENSE HEREIN REFLECTS, AND IS SET IN RELIANCE UPON, THIS ALLOCATION OF RISK AND THE EXCLUSION OF CONSEQUENTIAL DAMAGES AND LIMITATIONS OF LIABILITY SET FORTH IN THIS AGREEMENT.

            (b) EXCEPT FOR THE INDEMNITY OBLIGATIONS SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL SLM'S LIABILITY FOR ANY DAMAGES IN ANY ACTION, HOWEVER BASED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE FEES AND CHARGES DUE TO SLM IN THE PRECEEDING TWELVE (12) MONTHS UNDER THIS AGREEMENT. IN THE EVENT SUCH ACTION ARISES AT ANY TIME BEFORE THE COMPLETION OF THE INITIAL TWELVE (12) MONTHS OF THE TERM OF THIS AGREEMENT, THE FEES AND CHARGES DUE TO SLM AT SUCH TIME SHALL BE ANNUALIZED FOR PURPOSES OF CALCULATING THE MAXIMUM LIABILITY OWED FOR ANY DAMAGES HEREUNDER. IN NO EVENT SHALL EITHER PARTY'S AGGREGATE LIABILITY FOR INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT EXCEED $1,000,000.

      13.   GENERAL PROVISIONS.

            (a) TAXES. GAF shall pay any and all applicable federal, state and local sales, use, value added, excise, duty and any other taxes of any nature (except any taxes based upon SLM's net income) assessed on the System and services provided by SLM to GAF and the Users.

            (b) RELATIONSHIP. SLM and GAF agree that their relationship is that of principal and independent contractor. Neither party shall have any right or authority to assume or claim any obligation of any kind, express or implied, by or on behalf of the other party, or to bind the other party in any way whatsoever. SLM and its personnel, agents, suppliers and affiliates, in performing this Agreement, are acting as independent contractors and not as employees or agents of GAF. Under no circumstance shall either party have the right or authority to enter into any contracts or assume any obligations for the other or to give any warranty to or make any representation on behalf of the other. No verbal statement of a SLM employee shall affect the rights, obligations or warranties of the parties hereunder.

            (c) ENTIRE AGREEMENT. This Agreement, including all schedules and addendum, constitutes the complete and exclusive agreement between the parties with respect to the subject matter of this Agreement, and supercedes any previous or contemporaneous negotiations, proposals, understandings, and all oral and written agreements between the parties relating to the subject matter of this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, invalid or unenforceable, such provision shall be changed and interpreted so as to best accomplish the objectives of the original provision

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to the fullest extent allowed by law and, in any event, the remaining provisions of this Agreement shall remain in full force and effect.

            (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles.

            (e) ASSIGNMENT OF AGREEMENT. This Agreement, or any part thereof, may not be assigned by either party without the prior written consent of the non-assigning party, such consent not to be unreasonably withheld or delayed.

            (f) WAIVER. No failure by either party to insist upon strict performance of any provisions of this Agreement shall be construed to modify or waive such provision. No delay or omission by either party to exercise any right under this Agreement shall impair any such right or shall be construed to be a waiver of any default or any acquiescence therein.

            (g) REMEDIES. All rights of either party under this Agreement shall be cumulative and in addition to all rights afforded to each party at law or in equity. The election by either party to exercise any right hereunder shall, in no event, preclude or waiver the right of that party to exercise at any time any or all other rights it may have.

            (h) NOTICES. Any notice required or permitted to be given hereunder shall be deemed effective upon the delivery by overnight courier, certified mail, return receipt requested or via facsimile of such notice addressed to the party to which notice is being given, at the address or fax number specified below, or to other addresses as may be designated.

            If to SLM, to:            SLM Holdings, Inc.
                                      145 Pinelawn Road
                                      Suite LL-100
                                      Melville, New York 11747
                                      Fax: (631)393-0159
                                      Attention: Peter Cohen, President

            With a Copy to:           Ruskin Moscou Faltischek, P.C.
                                      190 EAB Plaza
                                      East Tower, 15th Floor
                                      Uniondale, New York 11556
                                      Fax:(516)663-6719
                                      Attention: Adam P. Silvers, Esq.

            If to GAF, to:            Gunn Allen Financial Corp.
                                      1715 Westshore Boulevard
                                      Suite 700
                                      Tampa, Florida 33607
                                      Fax: 813-569-2337
                                      Attention: Richard Nummi

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                  (i)   HEADINGS. The headings of this Agreement are for
convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement nor affect it in any way.

                  (j) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

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      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                              SLM HOLDINGS, INC.

                                              By:    (ILLEGIBLE)
                                                  ------------------------------
                                              Name:  (ILLEGIBLE)
                                              Title: President

                                              SALES LEAD MANAGEMENT, INC.

                                              By:    (ILLEGIBLE)
                                                  ------------------------------
                                              Name:  (ILLEGIBLE)
                                              Title: President

                                              GUNN ALLEN FINANCIAL CORP.

                                              By: /s/ Richard Nummi
                                                  ------------------------------
                                              Name: Richard Nummi
                                              Title: CCO, EVP, CC

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                                    EXHIBIT A

                    CUSTOM REGISTERED REPRESENTATIVE SET-UP

Login Registration and password assignment
Two digital photographs captured and uploaded
Custom digital resume' preparation and upload
On-site introductory tutorial and workshop
Unlimited customer service
100mb storage (approximately 50,000 leads)
Complete security through Verisign 128bit encrypted SSL
100% Redundancy via failover co-location at Globix Inc.

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                                    EXHIBIT B

                           SLM MASTER USER AGREEMENT

                                       13

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                                    EXHIBIT C

                             STOCK OPTION AGREEMENT

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